UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 23, 2008
DIAMONDHEAD CASINO CORPORATION
DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476
1301 Seminole Boulevard, Suite 142
Largo, Florida 33770
(727) 674-0055
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On June 23, 2008, the Registrant signed a non-binding Letter of Intent with Casinos Austria International Holding, GMBH (“CAI”). The Registrant has agreed to pay an unrelated third party a transaction fee contingent on the consummation of a definitive joint venture agreement with CAI.
The transaction fee is defined as a percentage of aggregate gross third party contributions consisting of the total value of all cash, notes, securities, assets and other property directly or indirectly paid, payable, contributed or to be contributed, transferred, invested or committed to the Company or the Joint Venture by one or more potential investors (not including the Company) plus the gross proceeds of any public offering or private placement of securities of the Company or the Joint Venture and the total value of any bank financing or other project financing of the Company or Joint Venture as a result of the unrelated third party’s efforts in connection with the potential transaction with CAI. Unless otherwise renegotiated in regard to the potential joint venture with CAI, the percentage fee is based on a sliding scale of aggregate gross third party contributions calculated as follows:

Less than or equal to $50 million	3% of such amount
Greater than $50 million and less than or equal to $100 million	$1.5 million
Greater than $100 million	$1.5 million; plus
next $100 million	1.5% of such amount; plus
next $200 million	1.00 % of such amount; plus
in excess of $400 million	0.75 % of such amount
Payment of the transaction fee is contingent on execution of a definitive agreement and payment of the aggregate gross third party contribution to the Company and/or the Joint Venture formed for the transaction.
Item 8.01 Other Events
On June 23, 2008, the Registrant issued the following public press release regarding the signing of a Letter of Intent with Casinos Austria International Holding, GMBH.
Largo, Florida (June 23, 2008) — Diamondhead Casino Corporation (OTCBB: DHCC) (the “Company”) announced today that it had signed a non-binding Letter of Intent with Casinos Austria International Holding, GMBH, to form a joint venture partnership to develop, build and operate a destination casino resort in Diamondhead, Mississippi.
The joint venture would cover fifty acres within a 404-acre tract of land owned by Mississippi Gaming Corporation, a wholly-owned subsidiary of the Company. The Diamondhead tract fronts Interstate 10 for approximately two miles and the Bay of St. Louis for approximately two miles and is located in Hancock County, Mississippi. The property is debt-free and lien-free. The property is zoned as a Special Use District-Waterfront Gaming District by Hancock County. On October 17, 2005, following Hurricane Katrina, Mississippi passed legislation allowing casinos to be built up to

800 hundred feet from the mean high water line of certain bodies of water. The new law applies to the Diamondhead property.
Deborah Vitale, President, stated: “Speaking for the Board of Directors and myself, we are extremely pleased to have signed a Letter of Intent and to be working towards a partnership with Casinos Austria to develop a casino and destination resort on the Company’s Diamondhead property. The Company has enjoyed a long-term relationship with Casinos Austria in prior years and knows the Company to be a quality organization with extensive gaming experience and expertise in the international gaming industry. Assuming a successful due diligence period and a subsequent definitive agreement between our two companies, this will mark the culmination of our best efforts to find the right partner with which to develop the casino project. The shareholders can also look forward to additional shareholder value from the development of the remaining acreage in years to come.”
About Casinos Austria
The origins of the casino industry in Austria date back to 1934, when the first casino was opened in Baden near Vienna, closely followed by further casinos across the country. Casinos Austria today owns and operates the twelve casinos in Austria.
Following its initial success in the Austrian market, Casinos Austria was approached by the Dutch Government in 1976 and entrusted with establishing a casino industry in The Netherlands. This project was the starting point for a new success story: Casinos Austria International (“CAI”). Originally founded in 1977 to consolidate the company’s international activities, CAI is today a leading player in the global gaming industry, having realized over 215 casino projects in more than 35 different countries, including 80 casinos on board cruise ships on all seven seas. In 2007, CAI casinos welcomed 19.9 million guests.
Worldwide, the Casinos Austria Group now operates casinos in 18 different countries as well as on board international cruise ships. Experience, integrity, respectability, financial stability and a multicultural team are all important contributing factors to CAI’s continued success. The Casinos Austria Group currently employs over 13,000 people from 35 different nations around the globe. The group turnover in 2007 amounted to EUR 3.5 billion.
CAI specializes in casino expertise and thereby offers an extensive portfolio of know-how and services for all phases of casino development from evaluation and planning through to building and management. Our casino projects are considered to be “traditionally innovative” and are based on the proven sound combination of traditional values and innovative concepts.
Casinos Austria Group’s future plans include continued expansion together with strengthening of its existing international presence as well as the establishment of new casinos in markets that plan to introduce legal gaming.
About Diamondhead Casino Corporation

Diamondhead Casino Corporation (“Diamondhead”), through its wholly-owned subsidiary, Mississippi Gaming Corporation, owns and intends to develop, in cooperation with a joint venture partner, approximately 404 acres of land in Diamondhead, Mississippi. The Company intends to develop the property as a destination casino resort and hotel with condominiums and other amenities.
Cautionary Statement Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.
All statements, trend analysis and other information contained in this release relative to the parties’ performance, trends in the parties’ operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “could” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the parties, the parties note that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, permitting, significant business, economic, financial, competitive, environmental, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the parties. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the parties. The parties do not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of the parties are subject to substantial risks, including but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the parties or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.
Additional information concerning the potential risk factors that could affect Diamondhead Casino Corporation’s future performance are described from time to time in the Diamondhead periodic reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit 99.1	Letter of Intent for Joint Venture Partnership between Casinos Austria International Holding, GMBH or its Assigns and Diamondhead Casino Corporation.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION
By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President and Chairman of the Board

Dated: June 25, 2008